Exhibit 99.1

 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2015

THIRD QUARTER
- Net revenues increased 5% at constant rates to US$ 117.3 million -
- OIBDA nearly tripled at constant rates to US$ 8.4 million -

NINE MONTHS
- Net revenues increased 7% at constant rates to US$ 410.3 million -
- OIBDA more than doubled at constant rates to US$ 66.6 million -
- Free cash flow grew US$ 87.2 million to US$ 52.9 million -

HAMILTON, BERMUDA, October 27, 2015 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three and nine months ended September 30, 2015.

Net revenues for the third quarter ended September 30, 2015 increased 5% at constant rates to US$ 117.3 million, led by 5% like-for-like growth in television advertising revenues. OIBDA (as defined below) for the third quarter ended September 30, 2015 nearly tripled at constant rates to US$ 8.4 million.

Net revenues for the nine months ended September 30, 2015 increased 7% at constant rates to US$ 410.3 million, led by 8% like-for-like growth in television advertising revenues. OIBDA for the nine months ended September 30, 2015 more than doubled at constant rates to US$ 66.6 million. Free cash flow grew US$ 87.2 million to US$ 52.9 million.

Operational and financial highlights:

•	The television advertising markets across our six countries increased an estimated 7% in the first nine months of 2015.

•	TV advertising revenues increased 8% at constant rates and our share of the television advertising market increased in four out of six countries in the first nine months of 2015.

•	We maintained or increased year-to-date audience share in five out of six countries in prime time.

•	During the third quarter of 2015 we reversed the charges taken in Q4 2014 and Q1 2015 related to the tax audits in Romania that were excluded from OIBDA.

•	The significant improvement in free cash flow reflects operational improvements, lower cash interest, and normalized working capital requirements.

•	We entered into the 2019 Euro Term Loan to repay the 2015 Convertible Notes at maturity in November 2015.

Michael Del Nin, Co-Chief Executive Officer, commented: "Since joining CME two years ago, we have delivered on each and every one of the actions needed to turn the Company around and that turnaround phase is now behind us. The improvement in revenues, together with significant adjustments to the cost base of the company, have resulted in seven consecutive quarters of year-on-year OIBDA margin expansion."

Christoph Mainusch, Co-Chief Executive Officer, added: "Key programs in prime time have outperformed their slot in the prior year despite continued focus on cost control. The reach we provide to advertisers is unmatched in our markets and that positions us perfectly to capitalize on strong and growing demand for television advertising."

OIBDA, which includes amortization and impairment of program rights, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our chief operating decision makers when evaluating our performance as defined in "Segment Data and Non-GAAP Financial Measures" below.
- continued -

Consolidated Results for the Three Months Ended September 30, 2015

Net revenues for the three months ended September 30, 2015 were US$ 117.3 million compared to US$ 131.1 million for the three months ended September 30, 2014. Operating income for the three months ended September 30, 2015 was US$ 28.9 million compared to US$ (8.0) million for the three months ended September 30, 2014. Loss from continuing operations for the three months ended September 30, 2015 was US$ (21.5) million compared to US$ (51.3) million in 2014. Fully diluted loss from continuing operations per share for the three months ended September 30, 2015 was US$ (0.17) compared to US$ (0.38) for the three months ended September 30, 2014.

OIBDA for the three months ended September 30, 2015 was US$ 8.4 million compared to US$ 2.9 million in the same period ended September 30, 2014. OIBDA margin1 for the three months ended September 30, 2015 was 7.1% compared to 2.2% for the three months ended September 30, 2014.

Headline consolidated results for the three months ended September 30, 2015 and September 30, 2014 were:

(US$ 000's, except per share data)	For the Three Months Ended September 30,
(unaudited)	2015	2014	% Actual	% Lfl[2]
Net revenues	$117,322	$131,081	(10.5)%	5.2%
OIBDA	8,353	2,937	184.4%	198.7%
OIBDA margin	7.1%	2.2%	4.9 p.p.	4.6 p.p.
Operating income / (loss)	28,853	(8,023)	NM3	NM3
Loss from continuing operations	(21,510)	(51,308)	58.1%	50.7%
Fully diluted loss from continuing operations per share	$(0.17)	$(0.38)	55.3%	46.9%

Consolidated Results for the Nine Months Ended September 30, 2015

Net revenues for the nine months ended September 30, 2015 were US$ 410.3 million compared to US$ 464.6 million for the nine months ended September 30, 2014. Operating income for the nine months ended September 30, 2015 was US$ 48.1 million compared to US$ 0.0 million for the nine months ended September 30, 2014. Loss from continuing operations for the nine months ended September 30, 2015 was US$ (103.4) million compared to US$ (133.7) million in 2014. Fully diluted loss from continuing operations per share for the nine months ended September 30, 2015 was US$ (0.79) compared to US$ (0.99) for the nine months ended September 30, 2014.

OIBDA for the nine months ended September 30, 2015 was US$ 66.6 million compared to US$ 40.4 million in the same period ended September 30, 2014. OIBDA margin for the nine months ended September 30, 2015 was 16.2% compared to 8.7% for the nine months ended September 30, 2014.

Headline consolidated results for the nine months ended September 30, 2015 and September 30, 2014 were:

(US$ 000's, except per share data)	For the Nine Months Ended September 30,
(unaudited)	2015	2014	% Actual	% Lfl[2]
Net revenues	$410,289	464,597	(11.7)%	7.3%
OIBDA	66,612	40,352	65.1%	108.1%
OIBDA margin	16.2%	8.7%	7.5 p.p.	7.9 p.p.
Operating income / (loss)	48,055	(18)	NM3	NM3
Loss from continuing operations	(103,422)	(133,660)	22.6%	10.6%
Fully diluted loss from continuing operations per share	$(0.79)	$(0.99)	20.2%	8.1%

1OIBDA margin is defined as the ratio of OIBDA to net revenues as defined in "Segment Data and Non-GAAP Financial Measures" below.
2 % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
3 Number is not meaningful.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its third quarter results on Tuesday, October 27, 2015 at 10 a.m. New York time (2 p.m. London and 3 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-785-424-1055 ten minutes prior to the start time and reference passcode CETVQ315. The conference call will be audio webcasted via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2015 as well as the following: the success of our efforts to increase our revenues and recapture advertising market share in the Czech Republic; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the effect of global economic uncertainty and Eurozone instability in our markets and the extent, timing and duration of any recovery; the extent to which our liquidity constraints and debt service obligations restrict our business; our ability to refinance our existing indebtedness; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in television broadcast operations, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; our exposure to additional tax liabilities; and the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended September 30, 2015. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended September 30, 2015, which was filed with the Securities and Exchange Commission on October 27, 2015.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to the Investors section of our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME broadcasts 34 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring.bg), Croatia (Nova TV, Doma, Nova World and MiniTV), the Czech Republic (TV Nova, Nova Cinema, Nova Sport 1, Nova Sport 2, Fanda, Smichov and Telka), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau and Acasa in Moldova), the Slovak Republic (TV Markíza, Doma and Dajto), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Three Months Ended September 30,
	2015	2014
Net revenues	$117,322	$131,081
Operating expenses:
Content costs	58,983	76,539
Other operating costs	17,180	18,324
Depreciation of property, plant and equipment	6,974	7,900
Amortization of broadcast licenses and other intangibles	2,695	3,060
Cost of revenues	85,832	105,823
Selling, general and administrative expenses	2,403	32,939
Restructuring costs	234	342
Operating income / (loss)	28,853	(8,023)
Interest expense	(43,998)	(37,086)
Non-operating expense, net	(6,477)	(5,659)
Loss before tax	(21,622)	(50,768)
Credit / (provision) for income taxes	112	(540)
Loss from continuing operations	(21,510)	(51,308)
Loss from discontinued operations, net of tax	(265)	(1,174)
Net loss	(21,775)	(52,482)
Net loss attributable to noncontrolling interests	253	344
Net loss attributable to CME Ltd.	$(21,522)	$(52,138)

PER SHARE DATA:
Net loss per share attributable to CME Ltd.:
Continuing operations - Basic and diluted	$(0.17)	$(0.38)
Discontinued operations - Basic and diluted	(0.01)	(0.00)
Net loss per share - Basic and diluted	(0.18)	(0.38)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	147,054	146,610

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Nine Months Ended September 30,
	2015	2014
Net revenues	$410,289	$464,597
Operating expenses:
Content costs	203,710	256,527
Other operating costs	51,640	60,904
Depreciation of property, plant and equipment	20,911	24,011
Amortization of broadcast licenses and other intangibles	9,628	9,474
Cost of revenues	285,889	350,916
Selling, general and administrative expenses	75,016	105,109
Restructuring costs	1,329	8,590
Operating income / (loss)	48,055	(18)
Interest expense	(125,862)	(104,036)
Loss on extinguishment of debt	—	(24,161)
Non-operating expense, net	(22,122)	(4,631)
Loss before tax	(99,929)	(132,846)
Provision for income taxes	(3,493)	(814)
Loss from continuing operations	(103,422)	(133,660)
Loss from discontinued operations, net of tax	(869)	(19,961)
Net loss	(104,291)	(153,621)
Net loss attributable to noncontrolling interests	817	1,130
Net loss attributable to CME Ltd.	$(103,474)	$(152,491)

PER SHARE DATA:
Net loss per share attributable to CME Ltd.:
Continuing operations - Basic and diluted	$(0.79)	$(0.99)
Discontinued operations - Basic and diluted	(0.00)	(0.13)
Net loss per share - Basic and diluted	(0.79)	(1.12)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	146,803	146,477

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$61,781	$34,298
Other current assets	259,767	310,705
Assets held for sale	12,496	29,866
Total current assets	334,044	374,869
Property, plant and equipment, net	109,237	114,335
Goodwill and other intangible assets, net	797,268	864,776
Other non-current assets	236,366	265,380
Total assets	$1,476,915	$1,619,360

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$136,778	$179,224
Current portion of long-term debt and other financing arrangements	261,230	252,859
Other current liabilities	25,010	7,812
Liabilities held for sale	8,350	10,632
Total current liabilities	431,368	450,527
Long-term debt and other financing arrangements	626,357	621,240
Other non-current liabilities	80,057	46,485
Total liabilities	$1,137,782	$1,118,252

Series B Convertible Redeemable Preferred Stock	$236,722	$223,926

EQUITY
Common Stock	$10,864	$10,827
Additional paid-in capital	1,917,636	1,928,920
Accumulated deficit	(1,593,818)	(1,490,344)
Accumulated other comprehensive loss	(229,553)	(169,609)
Total CME Ltd. shareholders' equity	105,129	279,794
Noncontrolling interests	(2,718)	(2,612)
Total equity	102,411	277,182
Total liabilities and equity	$1,476,915	$1,619,360

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Nine Months Ended September 30,
	2015	2014
Net cash generated from / (used in) continuing operating activities	$79,085	$(14,373)
Net cash used in continuing investing activities	(26,219)	(19,967)
Net cash (used in) / provided by continuing financing activities	(27,664)	15,755
Net cash used in discontinued operations - operating activities	(2,872)	(3,613)
Net cash provided by / (used in) discontinued operations - investing activities	6,959	(214)
Net cash used in discontinued operations - financing activities	(76)	(951)
Impact of exchange rate fluctuations on cash and cash equivalents	(1,730)	(8,174)
Net increase / (decrease) in cash and cash equivalents	$27,483	$(31,537)

Net cash generated from / (used in) continuing operating activities	$79,085	$(14,373)
Capital expenditure, net of proceeds from disposals	(26,219)	(19,967)
Free cash flow[4]	$52,866	$(34,340)

Supplemental disclosure of cash flow information:
Accretion on Series B Convertible Redeemable Preferred Stock	$12,796	$11,880

4 See "Segment Data and Non-GAAP Financial Measures" below.

Segment Data and Non-GAAP Financial Measures
We manage our business on a geographical basis, with six reporting segments: Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic and Slovenia.
We evaluate the performance of our segments based on net revenues and OIBDA. OIBDA, a non-GAAP measure, which includes amortization and impairment of program rights, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our chief operating decision makers when evaluating our performance. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain other items. Our key performance measure of the efficiency of our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues. We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation. OIBDA may not be comparable to similar measures reported by other companies. Free cash flow is defined as cash flows from continuing operating activities, less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excludes the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our chief operating decision makers when evaluating performance. Free cash flow is useful as a measure of our ability to generate cash.
Below are tables showing our net revenues and OIBDA by segment for the three and nine months ended September 30, 2015 and September 30, 2014, together with a reconciliation of OIBDA to our condensed consolidated statements of operations:

(US$ 000's)	For the Three Months Ended September 30,
(unaudited)	2015	2014	% Actual	% Lfl [5]
Net revenues
Bulgaria	$14,673	$17,711	(17.2)%	(1.9)%
Croatia	9,949	10,917	(8.9)%	7.2%
Czech Republic	35,575	38,080	(6.6)%	7.9%
Romania	32,005	37,180	(13.9)%	2.3%
Slovak Republic	17,223	17,679	(2.6)%	14.7%
Slovenia	8,606	9,598	(10.3)%	5.8%
Intersegment revenues	(709)	(84)	NM6	NM6
Total net revenues	$117,322	$131,081	(10.5)%	5.2%

(US$ 000's)	For the Nine Months Ended September 30,
(unaudited)	2015	2014	% Actual	% Lfl [5]
Net revenues
Bulgaria	$50,877	$60,899	(16.5)%	1.6%
Croatia	38,184	43,884	(13.0)%	6.2%
Czech Republic	122,671	136,412	(10.1)%	9.0%
Romania	109,561	123,468	(11.3)%	7.9%
Slovak Republic	54,997	60,036	(8.4)%	11.3%
Slovenia	35,149	41,444	(15.2)%	3.4%
Intersegment revenues	(1,150)	(1,546)	NM6	NM6
Total net revenues	$410,289	$464,597	(11.7)%	7.3%

5 % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
6 Number is not meaningful.

(US$ 000's)	For the Three Months Ended September 30,
(unaudited)	2015	2014	% Act	% Lfl [5]
OIBDA
Bulgaria	$2,223	$2,162	2.8%	22.1%
Croatia	(909)	(549)	(65.6)%	(106.1)%
Czech Republic	9,483	9,694	(2.2)%	10.5%
Romania	6,953	4,885	42.3%	67.8%
Slovak Republic	358	(2,070)	NM6	NM6
Slovenia	(1,556)	(3,439)	54.8%	45.2%
Elimination	(225)	30	NM6	NM6
Total Operating Segments	16,327	10,713	52.4%	69.6%
Central	(7,974)	(7,776)	(2.5)%	(16.7)%
Total OIBDA	$8,353	$2,937	184.4%	198.7%

(US$ 000's)	For the Nine Months Ended September 30,
(unaudited)	2015	2014	% Act	% Lfl [5]
OIBDA
Bulgaria	$8,466	$5,050	67.6%	105.4%
Croatia	5,925	4,978	19.0%	49.4%
Czech Republic	43,812	33,107	32.3%	60.4%
Romania	25,733	20,985	22.6%	50.8%
Slovak Republic	3,840	(2,172)	NM [6]	NM [6]
Slovenia	(233)	(234)	0.4%	26.7%
Elimination	(260)	352	NM6	NM6
Total Operating Segments	87,283	62,066	40.6%	72.8%
Central	(20,671)	(21,714)	4.8%	(11.7)%
Total OIBDA	$66,612	$40,352	65.1%	108.1%

(US$ 000's)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited)	2015	2014	2015	2014
Reconciliation to condensed consolidated statements of operations:
Total OIBDA:	$8,353	$2,937	$66,612	$40,352
Depreciation of property, plant and equipment	(6,974)	(7,900)	(20,911)	(24,011)
Amortization of intangible assets	(2,695)	(3,060)	(9,628)	(9,474)
Other items[7]	30,169	—	11,982	(6,885)
Operating income / (loss)	28,853	(8,023)	48,055	(18)

5 % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
6 Number is not meaningful.
7 Other items for the three and nine months ended September 30, 2015 reflects accruals that were subsequently reversed related to the tax audits in Romania. Since the charge of US$ 12.0 million recorded during the fourth quarter of 2014 and the charge of US$ 18.2 million recorded during the first quarter of 2015 were not included in OIBDA, our reversal of these charges during the third quarter of 2015 has similarly been excluded from OIBDA (see our Form 10-Q for the period ended September 30, 2015 for more information). Other items for the nine months ended September 30, 2014, is comprised of a fine the competition committee in Slovenia was seeking to impose which was subsequently overturned in the fourth quarter of 2014.